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                                  SUB-ITEM 77Q1

The Amended and Restated By-Laws for MFS Trust X, dated January 1, 2002, as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for MFS Trust X, dated January 1, 2002, as revised June 23, 2004, are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Appendix A to the Amended and Restated By-Laws for MFS Series Trust X, dated July 20, 2004 is contained in Post-Effective amendment No. 39 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated June 28, 2004, to the Amended and Restated Declaration of Trust, dated August 12, 2003, is contained in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 30, 2004.


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